FORM 8-K
                      CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT
                     JUNE 29, 1999

              AMAZON NATURAL TREASURES, INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NEVADA
       (STATE OR OTHER JURISDICTION OF INCORPORATION)

         33-26109                         87-0460880
  (COMMISSION FILE NUMBER)             (IRS EMPLOYER ID)

                4011 WEST OQUENDO UNIT C
                 LAS VEGAS NEVADA 89118
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                      (702) 795-4333
     (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


ITEM 5. OTHER EVENTS.
Amazon Natural Treasures, Inc. is preparing to file suit against Janice Shell and numerous others for utilizing
Internet chat rooms to defame, slander and libel Amazon
Natural Treasures, Inc., their principals and stockholders.

The suit will be filed in the U.S. Federal Court District of Nevada against Janice Shell and her co-conspirators for:

- Slander and conspiracy to commit slander
- Defamation and conspiracy to commit defamation
- Libel and conspiracy to commit libel
- Intentional infliction of emotional distress and conspiracy to commit emotional distress
- Tortuous interference with contract and conspiracy to tortuously interfere with contract
- Illegally shorting of non-marginable securities and conspiracy to commit illegal shorting of non-securities.
- Tortuous interference with prospective economic advantage and conspiracy to tortuously interfere with prospective economic advantage
- Negligent interference with prospective economic advantage

The lawsuit will seek relief from their course of conduct being carried out over the Internet seeking to malign, harass, cyberstalk, defame, injure and annoy Plaintiff.

Janice Shell and her co-conspirators continue to spread lies and innuendoes about Amazon Natural Treasures, Inc., their products, officers, directors and stockholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AMAZON NATURAL TREASURES, INC.
(Registrant)

Date: June 29, 1999
                     By: /s/ MICHAEL A. SYLVER
                     ------------------------------
                             Michael A. Sylver
                             President